UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Schedule 14A

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Hepion Pharmaceuticals, Inc.

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Pharma Two B Announces Poster Presentation on P2B001 at the Annual Meeting of the Parkinson’s Disease Study Group

●	Pooled data analysis of efficacy and safety from Phase 2b and Phase 3 data sets in patients with early-stage Parkinson’s disease (PD) support P2B001 as a firstline, once-daily treatment choice for early PD

Kiryat Ono, Israel— December 5, 2024 — Pharma Two B, a private, late-stage pharmaceutical company developing innovative combination drugs for neurological disorders, today announced a poster presentation of integrated safety and efficacy data on P2B001 from its Phase 2b and Phase 3 studies in early-stage Parkinson’s disease (PD) patients. P2B001 is a fixed, low-dose extended-release (ER) combination of pramipexole, 0.6 mg and rasagiline, 0.75 mg. The data are being presented today by Henry Moore, M.D., Associate Professor of Clinical Neurology, University of Miami, Miller School of Medicine, at the Parkinson’s Study Group (PSG) 33rd Annual Meeting in Nashville, TN.

“The poster includes robust safety and efficacy data from two double-blind studies, which compared once-daily P2B001 to titrated pramipexole ER (PramiER) or placebo, over a 12-week period,” said Dr. Moore, Associate Professor of Clinical Neurology at the University of Miami and presenter of the study. “P2B001 consistently demonstrated a favorable risk-benefit profile in treating PD symptoms in early-stage patients, compared to the groups receiving other, commercially available therapies. It therefore could be a valuable potential first-line therapy for such patients who are often treated by general neurologists and primary care physicians.”

The poster summarizes an integrated modified-ITT analysis of Unified Parkinson’s Disease Rating Scale (UPDRS) results in 196 early-stage PD patients, as follows:

●	P2B001 had significantly greater effect on the UPDRS Part II (Activities of Daily Living, or ADL), Part III (Motor), and Total (Parts II and III) scores versus placebo.

●	P2B001 had comparable efficacy to individually titrated PramiER.

●	P2B001 had significantly less worsening in daytime-sleepiness compared to those treated with PramiER.

●	P2B001 was well-tolerated with an adverse event profile that included fewer sleep-related and dopaminergic adverse events than titrated doses of PramiER.

Dan Teleman, CEO of Pharma Two B, added, “These data provide further support for P2B001 as a first-line, once-daily combination pill treatment for people with early PD that requires no titration. Currently, we are focused on completing our merger with Hepion and thereafter look forward to moving P2B001 towards an NDA submission.”

About the PSG Annual Conference

The 2024 Annual Meeting of the Parkinson Study Group is being held December 5-8, 2024, in Nashville, TN. For over three decades, the PSG Annual Meeting has showcased the organization’s efforts in collaborative research and a commitment to education and mentorship. The meeting welcomes leading investigators, coordinators, trainees, advocates, and allied stakeholders to exchange the latest advances and practices in PD.

About Pharma Two B

Pharma Two B is a private, late-stage pharmaceutical company. Pharma Two B’s mission is to improve patients’ quality of life by developing innovative, value-added combination drugs for neurological disorders, with a clear unmet need, that are based on previously approved oral drugs and that may offer meaningful clinical benefits, as well as improved safety and enhanced convenience. Pharma Two B’s lead product candidate is P2B001. For more information, please visit: www.pharma2b.com.

Pharma Two B plans to go public via a merger transaction (the “Merger”) with Hepion Pharmaceuticals, Inc. (Nasdaq: HEPA) (“Hepion”) in conjunction with the closing of a concurrent private placement. The proposed merger transaction was initially announced on July 22, 2024, and on November 11,2 2024, the U.S. Securities and Exchange Commission (“SEC”) declared effective the Company’s registration statement on Form F-4, as amended (the “Registration Statement”) relating to the Merger. The Merger, which has been approved by the respective boards of directors of Pharma Two B and Hepion, is expected to close in the fourth quarter of 2024 and remains subject to approval by both Pharma Two B and Hepion’s respective stockholders, regulatory approval, listing of Pharma Two B’s ordinary shares on Nasdaq under the ticker symbol “PHTB” and other customary closing conditions.

About P2B001

P2B001 is an investigational, novel, fixed-dose, extended-release combination of pramipexole and rasagiline (0.6 mg/0.75 mg), both at low doses that are not commercially available. Marketed pramipexole and rasagiline are currently indicated for the treatment of PD (as monotherapy and adjunct therapy for early and more advanced patients). P2B001 is being developed for potential use as a first-line therapy for people with PD. Extended release rasagiline is a new and proprietary formulation of rasagiline developed by Pharma Two B.

In a Phase 3 clinical trial, P2B001 demonstrated that it provides benefits comparable with commercially used doses of marketed pramipexole-ER (PramiER) while minimizing associated daytime sleep-related and dopaminergic side effects.

Pharma Two B owns worldwide-granted patents for both pharmaceutical composition and method of treatment with P2B001.

About Hepion Pharmaceuticals

Hepion is a biopharmaceutical company headquartered in Edison, New Jersey, previously focused on the development of drug therapy for treatment of chronic liver diseases. This therapeutic approach targets fibrosis, inflammation, and shows potential for the treatment of hepatocellular carcinoma (“HCC”) associated with non-alcoholic steatohepatitis (“NASH”), viral hepatitis, and other liver diseases. Hepion’s cyclophilin inhibitor, rencofilstat, was being developed to offer benefits to address multiple complex pathologies related to the progression of liver disease. In December 2023, Hepion’s board of directors approved a strategic restructuring plan to preserve capital by reducing operating costs. Additionally, Hepion initiated a process to explore a range of strategic and financing alternatives focused on maximizing stockholder value within the current financial environment and NASH drug development landscape. On April 19, 2024, Hepion announced that it has begun wind-down activities in its ASCEND- NASH clinical trial which wind-down activities have since been completed and the trial has been closed. Hepion is continuing efforts, to the extent that cash is available, to provide any value derived from rencofilstat to its shareholders.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements”. Forward-looking statements generally relate to future events or Hepion’s or Pharma Two B’s future financial or operating performance. For example, express or implied statements regarding Hepion and Pharma Two B’s expectations with respect to the Merger, including the timing of the Special Meeting, listing Pharma Two B’s ordinary shares on Nasdaq, receipt of necessary shareholder approvals and the timing of closing of the Merger, and related matters, as well as all other statements other than statements of historical fact included in this press release, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to Hepion or Pharma Two B, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, Hepion’s and Pharma Two B’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in Hepion’s and Pharma Two B’s filings with the SEC. Most of these factors are outside the control of Hepion and/or Pharma Two B and are difficult to predict. In addition to factors disclosed in Hepion’s and Pharma Two B’s filings with the SEC, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the risk that the Merger may not be completed in the fourth quarter of 2024 or at all; the inability to meet the closing conditions to the Merger, including the failure of Pharma Two B to meet Nasdaq initial listing standards in connection with the consummation of the Merger; costs related to the Merger and the failure to realize anticipated benefits of the Merger or to realize estimated pro forma results with respect thereto as well as other risks associated with biopharmaceutical companies generally, including the risks of filing an NDA, obtaining regulatory approval for any product candidates, commercialization of any approved product, including P2B001 for PD, as well as the total addressable market and potential for success of P2B001, the presentation of financial information in U.S. GAAP, completion of a PCAOB audit of U.S. GAAP financials, as well as other risks set forth in more detail in the Registration Statement. The forward-looking statements are based upon management’s beliefs and assumptions; and other risks and uncertainties identified in the Registration Statement, including those under “Risk Factors” therein, and in other filings with the SEC made by Hepion. Each of Hepion and Pharma Two B undertake no obligation to update these statements for revisions or changes after the date of press release, except as required by law.

No Offer or Solicitation

This press release does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with the Merger or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act, and the Securities Exchange Act of 1934, as amended, or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

Additional Information and Where to Find It

In connection with the Merger, Pharma Two B filed the Registration Statement with the SEC, which includes a prospectus with respect to its securities to be issued in connection with the Merger, and a definitive proxy statement with respect to Hepion’s stockholder meeting at which Hepion’s stockholders will be asked to vote on the Merger and related matters. The Registration Statement has been declared effective by the SEC and Hepion is mailing a definitive proxy statement and prospectus to its shareholders. Each of Hepion and Pharma Two B urge investors, stockholders, and other interested persons to read, when available, the Registration Statement including the proxy statement/prospectus, any amendments thereto, and any other documents filed with the SEC, before making any voting or investment decision because these documents will contain important information about the Merger.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement prospectus and all other relevant documents filed or that will be filed with the SEC by Pharma Two B or Hepion through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Pharma Two B and Hepion and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Hepion’s stockholders in connection with the Merger. Information about Hepion’s directors and executive officers and their ownership of Hepion’s securities is set forth in Hepion’s filings with the SEC. To the extent that holdings of Hepion’s securities have changed since the amounts printed in Hepion’s Annual Report on Form 10-K/A, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Merger is contained in the proxy statement/prospectus in the Registration Statement. You may obtain free copies of these documents as described in the preceding paragraph.

Contact:

Pharma Two B

Dan Teleman

CEO

Pharma Two B Ltd.

Cell: + 972-54-550-0804

Email: dan@pharma2b.com

www.pharma2b.com

U.S. investors

Chuck Padala

LifeSci Advisors, LLC

+1-917-741-7792

chuck@lifesciadvisors.com